EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-132595) of Cano Petroleum, Inc. and Subsidiaries of our report dated September 8, 2006, with respect to the consolidated financial statements of Cano Petroleum, Inc. included in this Amendment No. 1 to the Annual Report (Form 10-KSB) for the year ended June 30, 2006.

/s/ Hein & Associates LLP

Dallas, Texas
December 20, 2006